Exhibit 99.2
Trinity Industries, Inc.
Earnings Release Conference Call
Comments of Gail M. Peck
Vice President and Treasurer
April 30, 2014

Thank you, James. Good morning everyone. Welcome to the Trinity Industries’ first quarter 2014 results conference call. I'm Gail Peck, Vice President and Treasurer of Trinity. Thank you for joining us today.

Following the introduction you will hear from Tim Wallace our Chairman, Chief Executive Officer and President. After Tim, our business group leaders will provide overviews of the businesses within their respective groups. Our speakers are:

•	Bill McWhirter, Senior Vice President and Group President of the Construction Products, Energy Equipment, and Inland Barge Groups; and

•	Steve Menzies, Senior Vice President and Group President of the Rail and Railcar Leasing Groups

Following their comments, James Perry, our Senior Vice President and Chief Financial Officer, will provide the financial summary and guidance. We will then move to the Q&A session. Mary Henderson, our Vice President and Chief Accounting Officer, is also in the room with us today. I will now turn the call over to Tim Wallace for his comments.

Tim
Bill
Steve
James

Q&A Session

That concludes today's conference call. A replay of this call will be available after one o'clock eastern standard time today through midnight on May 7, 2014. The access number is (402) 220-0118. Also the replay will be available on the website located at www.trin.net. We look forward to visiting with you again on our next conference call. Thank you for joining us this morning.